Exhibit 99.1

Corporate Communications and Investor Relations	NEWS RELEASE

CONTACT:	Gary S. Maier
Maier & Company, Inc.
(310) 442-9852
MOTORCAR PARTS OF AMERICA ANNOUNCES RECORD SALES FOR
FISCAL 2009 SECOND QUARTER
— Net Income More Than Doubles for Six Months; Operating Income Up 62 percent —
     LOS ANGELES, CA – November 10, 2008 – Motorcar Parts of America, Inc. (NasdaqGM: MPAA) today reported strong financial performance for its fiscal 2009 second quarter and six-month period – reflecting the company’s continued success at controlling costs and improving efficiency.
     Net income for the fiscal 2009 second quarter ended September 30, 2008 jumped almost five-fold to $2.3 million, or $0.19 per diluted share, from $466,000, or $0.04 per diluted share, for the comparable period a year earlier. Operating income for the fiscal 2009 second quarter climbed to $5.0 million from $2.4 million a year ago, but was impacted by a non-cash charge of $560,000, or $0.03 per diluted share, recorded in general and administrative expenses to adjust for a significant fluctuation in the value of foreign exchange contracts. Net sales for the fiscal 2009 second quarter were $36.4 million compared with $33.8 million for the same period last year.
     Gross profit for the fiscal 2009 second quarter increased 44.4 percent to $11.9 million from $8.2 million for the same period a year ago. Gross margin was 32.7 percent for the fiscal 2009 second quarter compared with 24.4 percent a year earlier, due primarily to increased revenues, lower manufacturing costs and increased operating efficiencies.
     Net income for the fiscal 2009 six-month period increased sharply to $5.4 million, or $0.44 per diluted share, from $2.1 million, or $0.18 per diluted share, a year ago. Operating income for the same period increased 62.5 percent to $10.8 million from $6.7 million a year earlier. Net sales for the fiscal 2009 six-month period were $69.1 million compared with $69.3 million a year ago.
     Gross profit for the fiscal 2009 six months was $23.4 million compared with $18.4 million for the same period a year ago, with gross margin of 33.8 percent and 26.6 percent for the fiscal 2009 and fiscal 2008 six-month periods, respectively.
     “Results for the first six months of fiscal 2009 met expectations and highlight the company’s ongoing strategic focus on operating efficiencies. While economic conditions are challenging, the environment for aftermarket remanufactured parts should remain strong. The second half of our fiscal
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Tribecca Plaza • 12233 West Olympic Boulevard Suite 258 • Los Angeles, California 90064
telephone 310.442.9852
facsimile 310.442.9855

Motorcar Parts of America, Inc.
2-2-2
year is off to an excellent start with strong momentum and additional business from new and existing customers,” said Selwyn Joffe, chairman, president and chief executive officer of Motorcar Parts of America, Inc.
Teleconference and Web Cast
     Selwyn Joffe, chairman, president and chief executive officer, and David Lee, chief financial officer, will host an investor conference call today at 10:00 a.m. Pacific time to discuss the company’s financial results and operations for its fiscal 2009 second quarter. The call will be open to all interested investors either through a live audio Web broadcast at www.motorcarparts.com or live by calling (877)-675-4750 (domestic) or (719)-325-4859 (international). For those who are not available to listen to the live broadcast, the call will be archived for seven days on Motorcar Parts of America’s website. A telephone playback of the conference call will also be available from 4:00 p.m. Pacific time today, November 10, through 9:00 p.m. Pacific time, Monday, November 17, 2008 by calling (888)-203-1112 (domestic) or (719)-457-0820 (international) and using access code: 6477717.
About Motorcar Parts of America
     Motorcar Parts of America, Inc. is a remanufacturer of alternators and starters utilized in imported and domestic passenger vehicles and light trucks. Its products are sold to automotive retail outlets and the professional repair market throughout the United States and Canada, with remanufacturing facilities located in California, Mexico and Malaysia, and administrative offices located in California, Tennessee, Mexico, Singapore and Malaysia. Additional information is available at www.motorcarparts.com
     The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. The statements contained in this press release that are not historical facts are forward-looking statements based on the company’s current expectations and beliefs concerning future developments and their potential effects on the company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the company) and are subject to change based upon various factors. Reference is also made to the Risk Factors set forth in the company’s Form 10-K Annual Report filed with the Securities and Exchange Commission (SEC) in June 2008 and in its Form 10-Qs filed with the SEC thereafter for additional risks and uncertainties facing the company. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise.
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(Financial tables follow)

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)

	Six Months Ended		Three Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Net sales	$69,142,000	$69,260,000	$36,437,000	$33,819,000
Cost of goods sold	45,756,000	50,815,000	24,531,000	25,574,000

Gross profit	23,386,000	18,445,000	11,906,000	8,245,000
Operating expenses:
General and administrative	9,174,000	9,513,000	4,972,000	4,725,000
Sales and marketing	2,356,000	1,726,000	1,344,000	797,000
Research and development	1,043,000	550,000	581,000	275,000

Total operating expenses	12,573,000	11,789,000	6,897,000	5,797,000

Operating income	10,813,000	6,656,000	5,009,000	2,448,000
Other expense (income):
Interest expense	1,984,000	3,201,000	1,152,000	1,544,000
Interest income	(18,000)	(15,000)	(4,000)	(1,000)

Income before income tax expense	8,847,000	3,470,000	3,861,000	905,000
Income tax expense	3,495,000	1,412,000	1,541,000	439,000

Net income	$5,352,000	$2,058,000	$2,320,000	$466,000

Basic net income per share	$0.44	$0.19	$0.19	$0.04

Diluted net income per share	$0.44	$0.18	$0.19	$0.04

Weighted average number of shares outstanding:
Basic	12,029,039	10,979,426	11,987,975	12,043,198

Diluted	12,158,376	11,351,048	12,130,280	12,402,249

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2008	March 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash	$129,000	$1,935,000
Short-term investments	355,000	373,000
Accounts receivable — net	13,225,000	2,789,000
Inventory— net	29,505,000	32,707,000
Deferred income taxes	5,802,000	5,657,000
Inventory unreturned	3,905,000	4,124,000
Prepaid expenses and other current assets	1,394,000	1,608,000

Total current assets	54,315,000	49,193,000
Plant and equipment — net	15,804,000	15,996,000
Long-term core inventory	61,138,000	50,808,000
Long-term core inventory deposit	23,321,000	22,477,000
Long-term accounts receivable	—	767,000
Long-term deferred income taxes	1,346,000	1,357,000
Goodwill	2,091,000	—
Intangible assets — net	2,898,000	—
Other assets	437,000	810,000

TOTAL ASSETS	$161,350,000	$141,408,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,237,000	$32,401,000
Note payable	1,293,000	—
Accrued liabilities	1,147,000	2,200,000
Accrued salaries and wages	2,325,000	3,396,000
Accrued workers’ compensation claims	2,161,000	2,042,000
Income tax payable	2,242,000	392,000
Line of credit	17,550,000	—
Deferred compensation	355,000	373,000
Deferred income	133,000	133,000
Other current liabilities	297,000	448,000
Current portion of capital lease obligations	1,717,000	1,711,000

Total current liabilities	56,457,000	43,096,000
Deferred income, less current portion	55,000	122,000
Deferred core revenue	3,981,000	2,927,000
Deferred gain on sale-leaseback	1,081,000	1,340,000
Other liabilities	621,000	265,000
Capitalized lease obligations, less current portion	2,268,000	2,565,000

Total liabilities	64,463,000	50,315,000
Commitments and Contingencies
Shareholders’ equity:
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	—	—
Series A junior participating preferred stock; par value $.01 per share, 20,000 shares authorized; none issued	—	—
Common stock; par value $.01 per share, 20,000,000 shares authorized;
11,962,021 and 12,070,555 shares issued and outstanding at September 30, 2008 and March 31, 2008, respectively	120,000	121,000
Additional paid-in capital	92,336,000	92,663,000
Additional paid-in capital-warrant	1,879,000	1,879,000
Shareholder note receivable	—	(682,000)
Accumulated other comprehensive income	448,000	360,000
Accumulated earnings (deficit)	2,104,000	(3,248,000)

Total shareholders’ equity	96,887,000	91,093,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$161,350,000	$141,408,000